As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atea Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-0574869
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

225 Franklin Street, Suite 2100

Boston, MA 02110

Telephone: (857) 284-8891

(Address of principal executive offices) (Zip code)

Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan

Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Jean-Pierre Sommadossi, Ph.D.

President and Chief Executive Officer

Atea Pharmaceuticals, Inc.

225 Franklin Street, Suite 2100

Boston, MA 02110

Telephone: (857) 284-8891

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

With copies to:

Peter Handrinos

Jenna Cooper

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 20,000,000 shares of the common stock of Atea Pharmaceuticals, Inc. (the “Registrant”), inclusive of 18,000,000 shares of common stock to be issued pursuant to the Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan (“2020 Plan”) and 2,000,000 shares of common stock to be issued pursuant to the Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (“2020 ESPP”), and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-249780), filed with the Securities and Exchange Commission, relating to the 2020 Plan, the 2020 ESPP and the Atea Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended, is incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39661) filed on November 5, 2020).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39661) filed on June 21, 2023).

4.3	Specimen Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-249404) filed on October 9, 2020).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-249404) filed on October 26, 2020).

99.1.1	Form of 2022 Performance-Based Restricted Stock Unit Award Agreement (CEO) under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-39661) filed on February 28, 2022).

99.1.2	Form of 2022 Performance-Based Restricted Stock Unit Award Agreement (Non-CEO Executive) under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-39661) filed on February 28, 2022).

99.1.3	Form of 2024 Performance-Based Restricted Stock Unit Award Agreement (CEO) under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1(3) to the Registrant’s Annual Report on Form 10-K (File No. 001-39661) filed on March 6, 2025).

99.1.4	Form of 2024 Performance-Based Restricted Stock Unit Award Agreement (Non-CEO Executive) under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1(4) to the Registrant’s Annual Report on Form 10-K (File No. 001-39661) filed on March 6, 2025).

99.1.5	Form of 2025 Performance-Based Restricted Stock Unit Award Agreement (CEO) under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1(5) to the Registrant’s Annual Report on Form 10-K (File No. 001-39661) filed on March 6, 2025).

99.1.6	Form of 2025 Performance-Based Restricted Stock Unit Award Agreement (Non-CEO Executive) under the 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1(6) to the Registrant’s Annual Report on Form 10-K (File No. 001-39661) filed on March 6, 2025).

99.2	Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-249404) filed on October 26, 2020).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 7, 2025.

ATEA PHARMACEUTICALS, INC.

By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jean-Pierre Sommadossi, Ph.D., Andrea Corcoran and Wayne Foster, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Pierre Sommadossi, Ph.D.	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	August 7, 2025
Jean-Pierre Sommadossi, Ph.D.

/s/ Andrea Corcoran	Chief Financial Officer and Executive Vice President, Legal and Secretary (principal financial officer)	August 7, 2025
Andrea Corcoran

/s/ Wayne Foster	Executive Vice President and Chief Accounting Officer (principal accounting officer)	August 7, 2025
Wayne Foster

/s/ Jerome Adams, M.D., M.P.H.	Director	August 7, 2025
Jerome Adams, M.D., M.P.H.

/s/ Franklin Berger	Director	August 7, 2025
Franklin Berger

/s/ Howard Berman, Ph.D.	Director	August 7, 2025
Howard Berman, Ph.D.

/s/ Barbara Duncan	Director	August 7, 2025
Barbara Duncan

/s/ Arthur S. Kirsch	Director	August 7, 2025
Arthur S. Kirsch

/s/ Bruno Lucidi	Director	August 7, 2025
Bruno Lucidi

/s/ Polly A. Murphy, D.V.M, Ph.D.	Director	August 7, 2025
Polly A. Murphy, D.V.M., Ph.D.

/s/ Bruce Polsky, M.D., M.A.C.P., F.I.D.S.A.	Director	August 7, 2025
Bruce Polsky, M.D. , M.A.C.P., F.I.D.S.A.